The Citrix Tender Offer The Citrix Tender Offer September 2007 September 2007 Exhibit (a)(22)

2 © 2007 Citrix Systems, Inc. — All rights reserved Agenda Who is Included in the Tender Offer? The Citrix Tender Offer Solution Section 409A and Discounted Options Steps in the Tender Offer Process

© 2007 Citrix Systems, Inc. — All rights reserved
Section 409A of the IRS Code
•
Recent change to the IRS Code
•
Section 409A of the Code imposes adverse tax impact on
options which are considered 'discounted'
•
An option is considered discounted when it is given an exercise price less than the fair market value (FMV) of the option on the grant date
•
What is the adverse tax impact of 409A?
•
Federal income taxation
•
20% additional federal excise tax
•
Potential federal interest and penalties
•
Potential parallel state income tax, interest and penalties

© 2007 Citrix Systems, Inc. — All rights reserved
Citrix ‘Discounted’ Options
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Stock option grant investigation determined that Citrix has issued certain stock options that may be impacted by the
IRS Code change
•
The investigation revealed that incorrect grant dates were used to account for some options during the years 1996 to 2006
•
If the incorrect date resulted in an option priced below the fair market value as of  the correct date of grant, the option is considered discounted for purposes of 409A
•
Which options are actually subject to 409A?
•
Options that vest after 12/31/2004
•
Portions of grants issued prior
to 409A’s enactment could be impacted by
409A if they vested on 01/01/2005 and later
•
Options vesting prior to 01/01/2005 are grandfathered and
not subject to 409A

5 © 2007 Citrix Systems, Inc. — All rights reserved Who is Included in the Tender Offer? • Current employees holding discounted options

© 2007 Citrix Systems, Inc. — All rights reserved
The Citrix Tender Offer Solution
•
Citrix proposes to amend the grant price of the discounted
options through what is called a 'tender offer'
•
A one-time offer to re-price options to eliminate the discounted status
•
New grant price to equal the FMV of our common stock on the corrected measurement or grant date
•
Those who accept the offer will receive a cash payment for the difference in value between the original and restated grant price
•
No change to the vesting schedule or the expiration date of the option
•
The tender offer will begin shortly after the filing of the 10K
•
By law, we are not
allowed to include some impacted
individuals in the tender offer
•
Section 16 Officers

© 2007 Citrix Systems, Inc. — All rights reserved
Example of Option Grant Impacted by 409A
•
Employee granted an option for 6000 shares on January 1,
2003
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Option vests according to the standard 3 year schedule
•
2000 shares vest on January 1, 2004
•
2000 shares vest monthly during 2004
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2000 shares vest monthly during 2005
•
Options subject to Section 409A are those which vest after
December 31, 2004
•
Therefore, the 2000 options that vest monthly during
2005 are the only options in the option grant that are
impacted

© 2007 Citrix Systems, Inc. — All rights reserved
Example of the Tender Offer for Impacted Options
•
From previous example, an option for 2000 shares vesting monthly during 2005 were granted January 1, 2003 at a price of $50 per share
•
The correct FMV on the remeasurement or actual grant date was $55 per share
•
If the employee accepts the tender offer, the 2000 options vesting during 2005 would be amended to have a price of $55 per share
•
No change to the vesting schedule or the expiration date of the option
•
Employee would receive a cash payment of $10,000 ($55 minus $50 price per share multiplied by 2000 shares), to be paid in January 2008

© 2007 Citrix Systems, Inc. — All rights reserved
Example of Potential Adverse Tax and Penalty Impact
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Using the previous example, if the FMV of the 2000 shares on the applicable tax date is $60
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Let's assume the employee is a California resident
•
If none of these shares were exercised to date, the 409A potential impact might be:
•
W-2 Income Inclusion: $20,000
($60 - $50 [original ‘discounted’ grant
price] multiplied by 2000 shares)
•
Federal Ordinary Income Tax = $7000 (~35%)
•
Applicable State Ordinary Income Tax = $1860 (~9.3%)
•
Total Tax on Gain = $8860 (Fed + State Tax) (~44% of gain)
•
Section 409A Tax (Fed and State, if both) = $8000 (~40%)
•
Section 409A Interest Penalty = $1800 (~9%)
•
Tax Liability with Section 409A = $18,660 (~93.3% of gain)

© 2007 Citrix Systems, Inc. — All rights reserved
Steps in the Tender Offer Process
•
Post the lifting of the current 10K blackout, impacted employees will notice that certain options in their E*Trade accounts are still showing as not tradeable
•
Discounted options under 409A
•
Impacted employees will receive an email notice alerting them to their eligibility to elect to tender their options under the Tender Offer process
•
Employees will directed to an online (website) election site to make their election
•
Impacted options will remain in blackout throughout entire Tender Offer period
•
Tender Offer will be open for 20 business days
•
Must remain employed throughout Tender Offer period
•
However, do not have to remain employed thereafter to receive cash payment
•
Cash payment will be paid in January 2008 and is treated as
compensation to the individual and for Citrix

© 2007 Citrix Systems, Inc. — All rights reserved
Tender Offer Process Requirements
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Tender Offer is a 'Public Offering'  requiring specific
documents to be filed with Securities and Exchange
Commission (SEC)
•
Offer to Amend
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Schedule TO
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Revised Stock Option Agreements
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Other Communications
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Employees who choose not to participate will be
responsible for tax liability for impacted options under 409A